                                                                    EXHIBIT 23.4

                         CONSENT OF RYDER SCOTT COMPANY

         We hereby consent to the references to us under captions "Part I, Item 1 and 2. Business and Properties Natural Gas and Oil Reserves" in this Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 1998.



RYDER SCOTT COMPANY
Houston, Texas
March 22, 1999